UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 1, 2016, at which stockholders voted on the matters set forth below.

Proposal 1: To Elect a Board of Directors

Director	Votes For	Votes Withheld
Robert H. Baldwin	458,050,233	5,268,154
William A. Bible	459,180,937	4,137,450
Mary Chris Gay	459,907,090	3,411,297
William W. Grounds	460,228,954	3,089,433
Alexis M. Herman	457,960,111	5,358,276
Roland Hernandez	441,586,227	21,732,160
Anthony Mandekic	458,866,023	4,452,364
Rose McKinney-James	458,035,495	5,282,892
James J. Murren	452,121,405	11,196,982
Gregory M. Spierkel	459,011,333	4,307,054
Daniel J. Taylor	458,838,079	4,480,308

Broker Non-Votes: 32,516,239 for each of Mr. Baldwin, Mr. Bible, Ms. Gay, Mr. Grounds, Ms. Herman, Mr. Hernandez, Mr. Mandekic, Ms. McKinney-James, Mr. Murren, Mr. Spierkel and Mr. Taylor.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To Ratify the Selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

For	Against	Abstain
493,581,462	1,499,152	754,012

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
417,994,632	44,536,054	787,701

Broker Non-Votes: 32,516,239

The foregoing Proposal 3 was approved.

Proposal 4: To Re-Approve, the Performance Goals under the Company’s Second Amended and Restated Annual Performance-Based Incentive Plan for Executive Officers:

For	Against	Abstain
459,286,769	3,232,691	798,927

Broker Non-Votes: 32,516,239

The foregoing Proposal 4 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016

MGM Resorts International

	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Senior Vice President, Assistant General Counsel & Assistant Corporate Secretary